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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported) DECEMBER 8, 2004


                            CNA FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


           1-5823                                        36-6169860
  (Commission File Number)                  (I.R.S. Employer Identification No.)


                       CNA CENTER, CHICAGO, ILLINOIS 60685
          (Address Of Principal Executive Offices, including Zip Code)


                                 (312) 822-5000
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b)

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c)




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ITEM 1.01            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On December 8, 2004, CNA Financial Corporation (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named in Schedule I thereto (the "Underwriters"), relating to the sale of $549,000,000 in aggregate principal amount of the Company's 5.85% Notes due December 15, 2014 (the "Notes"). Pursuant to the Underwriting Agreement, the Company agreed to sell the Notes to the Underwriters at a price of 99.325% of their principal amount plus accrued interest thereon, if any, from December 15, 2004 to the date of payment and delivery. The Notes will be resold by the Underwriters in a public offering pursuant to an effective registration statement (No. 333-69741). The offering of the Notes will be made by means of a prospectus, which consists of a base prospectus and a prospectus supplement, that was filed with the Securities and Exchange Commission on December 10, 2004.

         As part of this Current Report on Form 8-K, the Company is filing the Underwriting Agreement as an exhibit hereto.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits:

EXHIBIT NO.          DESCRIPTION

       10.1 Underwriting Agreement, dated December 8, 2004, between CNA Financial Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CNA FINANCIAL CORPORATION

Dated: December 14, 2004           /s/ Lawrence J. Boysen
                                   -----------------------------------------
                                   By: Lawrence J. Boysen
                                   Its:  Senior Vice President and Controller
                                            (Principal Accounting Officer)